Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 11, 2005 by and among Microvision, Inc., a Delaware corporation, with headquarters located at 19910 North Creek Parkway, Bothell, Washington 98011 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized $10,000,000 in principal amount of senior secured exchangeable convertible notes of the Company in the form attached hereto as Exhibit A (together with any senior secured exchangeable convertible notes issued in replacement or exchange thereof in accordance with the terms thereof, the “Notes”), which Notes shall be, in accordance with the terms of the Notes, in whole or in part, (i) convertible into shares of the Company’s common stock, par value $.001 per share (“Company Common Stock”) (as converted, the “Conversion Shares”) and (ii) exchangeable for up to an aggregate of 1,750,000 shares (the “Lumera Shares”) of common stock, par value $.001 per share (“Lumera Common Stock”), of Lumera Corporation (“Lumera”).

C. The Company is agreeing to pledge the Lumera Shares to secure its obligations to pay interest on and principal of the Notes and, as evidenced by the Pledge and Security Agreement, dated as of the date hereof, by and among the Company and the Buyers, substantially in the form attached hereto as Exhibit B (the “Pledge and Security Agreement”) and in connection therewith the Company shall deliver the number of Lumera Shares set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers to such Buyer together with a stock power duly executed in blank.

D. The Notes bear interest, which at the option of the Company, subject to certain conditions, may be paid in shares of Company Common Stock (“Interest Shares”).

E. The principal of the Notes will be payable in six installments, which at the option of the Company and each Buyer, subject to certain conditions, may be paid in Conversion Shares, the Lumera Shares, or a combination thereof.

F. Each Buyer wishes to purchase, severally but not jointly, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be $10,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit C (the “Warrants”), to acquire that number of shares of Company Common Stock (as exercised, collectively, the “Warrant Shares”) set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

G. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a registration rights agreement, substantially in the form attached hereto as Exhibit D (the “Company RRA”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares, the Warrant Shares and the Interest Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

H. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a registration rights agreement, substantially in the form attached hereto as Exhibit E (the “Lumera RRA” and together with the Company RRA, the “Registration Rights Agreements”), pursuant to which the Company has arranged for Lumera to register the Lumera Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

I. The Notes, the Conversion Shares, the Interest Shares, the Warrants, the Warrant Shares and the Lumera Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Amount. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes, as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, along with Warrants to acquire that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

(b) Closing. The closing (the “Closing”) of the purchase of the Notes and the Warrants by the Buyers shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City Time, on March 11, 2005, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and each Buyer).

(c) Purchase Price. The purchase price for each Buyer (the “Purchase Price”) of the Notes and related Warrants to be purchased by each such Buyer at the Closing shall be equal to $1.00 for each $1.00 of principal amount of Notes being purchased by such Buyer at the Closing.

(d) Form of Payment. On the Closing Date, (A) each Buyer shall pay its aggregate applicable Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (B) the Company shall deliver to each Buyer the Notes (in the principal amounts as such Buyer shall have requested prior to the Closing) which such Buyer is then purchasing along with the Warrants (in the amounts as such Buyer shall have requested prior to the Closing) such Buyer is purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants, (ii) upon conversion or exchange of the Notes will acquire the Conversion Shares or the Lumera Shares, as applicable, of, (iii) upon exercise of the Warrants will acquire the Warrant Shares and (iv) may acquire Interest Shares in accordance with the Notes, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.

(e) Experience of such Buyer. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided in the applicable Registration Rights Agreements: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company or Lumera, as the case may be, an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company or Lumera, as the case may be, with reasonable assurance that such Securities will be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(r)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g) provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(h) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by each of the Registration Rights Agreements, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144(K) UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES; PROVIDED, HOWEVER THAT ANY TRANSFER OF THE SECURITIES PURSUANT TO SUCH PLEDGE ARRANGEMENT MUST COMPLY WITH THE FOREGOING.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act; provided, that each Buyer has complied with or covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of such Securities pursuant to a registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such legend is not required under applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(k).

(i) Validity; Enforcement. This Agreement, each of the Registration Rights Agreements and the Pledge and Security Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, each of the Registration Rights Agreements and the Pledge and Security Agreement to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(k) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. The Company is duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and assets and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or assets or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no subsidiaries (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the capital stock or holds 50% or more of the equity or similar interest).

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, each of the Registration Rights Agreements, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants, the Pledge and Security Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants and the pledging and transfer of the Lumera Shares have been duly authorized by the Company’s Board of Directors and no further corporate action is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Notes and the Warrants and the pledge and transfer of the Lumera Shares are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Company Common Stock shall have been duly authorized and reserved for issuance which equals the sum of 130% of the maximum number of shares Company Common Stock issuable as Interest Shares pursuant to the terms of the Notes, issuable upon conversion of the Notes and issuable upon exercise of the Warrants. Upon issuance or conversion or exchange in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Interest Shares, the Conversion Shares, the Lumera Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Company Common Stock. The offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, the pledge and transfer of the Lumera Shares and reservation for issuance and issuance of the Interest Shares, the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(q)) of the Company, any capital stock of the Company or Bylaws (as defined in Section 3(q)) of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq Stock Market (the “Principal Market”)) applicable to the Company or by which any property or asset of the Company is bound or affected.

(e) Consents. Except as disclosed in Schedule 3(e) and except for those failure of which to obtain or make would not have a Material Adverse Effect, and other than the filing with the SEC of each of the Registration Statements (as defined in each of the Registration Rights Agreements), and any filings required pursuant to Section 4(b) hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Company Common Stock in the foreseeable future. The Company has no knowledge of any violation by Lumera of the listing requirements of the Principal Market with respect to the Lumera Common Stock. The Company has no knowledge of any facts which would reasonably lead to delisting or suspension of the Lumera Common Stock in the foreseeable future.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Company Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Olympus Securities, LLC as placement agent (the “Agent”) in connection with the sale of the Securities, and such Agent’s fees shall be $160,000. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, any of its affiliates, and any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its affiliates and any Person acting on its behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Company Common Stock or a change in control of the Company.

(k) SEC Documents; Financial Statements. Since December 31, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l) Absence of Certain Changes. Except as specifically disclosed in the SEC Documents filed not later than 10 days prior to the date hereof, since December 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, assets, operations, results of operations, financial condition or prospects of the Company. Since September 30, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company, is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (as defined in Section 3(r)), (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(r)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) Conduct of Business; Regulatory Permits. The Company is not in violation of any term of or in default under its Certificate of Incorporation or Bylaws . The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to it, and the Company will not conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Company Common Stock by the Principal Market in the foreseeable future. Since December 31, 2003, (i) the Company Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Company Common Stock has not been suspended by the SEC or the Principal Market, (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Company Common Stock from the Principal Market, (iv) trading in Lumera Common Stock has not been suspended by the SEC or the Principal Market and (v) to the knowledge of the Company, Lumera has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Lumera Common Stock from the Principal Market. Since the date of the initial public offering of the Lumera Common Stock, the Lumera Common Stock has been designated for quotation or listed on the Principal Market. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(p) Transactions With Affiliates. Except as disclosed in Schedule 3(p) and except as set forth in the SEC Documents filed at least ten days prior to the date hereof, and other than the grant of stock options disclosed that are required to be publicly disclosed, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors) required to be disclosed pursuant to Regulation S-K Item 404, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, which such transaction would be required to be disclosed.

(q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 73,000,000 shares of Company Common Stock, of which as of the date hereof, 21,487,270 are issued and outstanding, 8,068,690 shares are reserved for issuance pursuant to the Company’s stock option plans, 1,760,829 shares are reserved for issuance upon conversion of warrants (other than the Warrants which are the subject of this agreement) and 1,591,896 shares are reserved for issuance upon conversion of 10,000 shares of convertible preferred stock listed as issued and outstanding hereafter and (ii) 25,000,000 shares of preferred stock, $.001 par value per share, of which as of the date hereof, 10,000 shares are issued and outstanding as preferred stock convertible into common stock as disclosed above. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(q): (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights that would be triggered upon issuance of the Securities; (ii) except as disclosed in the Form 10-K of the Company filed on March 15, 2004 with the SEC, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional share capital of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(r)) of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) except as disclosed in the Form 10-K of the Company filed on March 15, 2004 with the SEC, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act (except each of the Registration Rights Agreements); (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company has no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has made available to each Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock and the material rights of the holders thereof in respect thereto.

(r) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(r), the Company (i) has no outstanding Indebtedness (as defined below), (ii) except as disclosed in the exhibits filed as SEC Documents of the Company, is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect; provided, however, that the Company has no knowledge of any such violations or default, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(r) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principals) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(s) Absence of Litigation. Except as set forth in Schedule 3(s), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending other than those which would not, individually or in the aggregate, have a Material Adverse Effect or, to the knowledge of the management of the Company, threatened against or affecting the Company, the Company Common Stock or any of the Company’s officers or directors in their capacities as such.

(t) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u) Employee Relations. (i) The Company is not a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the

Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

(ii) The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Title. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the businesses of the Company, in each case free and clear of all liens and encumbrances (other than such liens and encumbrances on Intellectual Property Rights (as defined below)), and defects except such as do not interfere with the use made and proposed to be made of such property by the Company or that would not have a Material Adverse Effect. Any material real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(w) Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Except as set forth in Schedule 3(w), none of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x) Environmental Laws. The Company (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Investment Company. The Company is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z) Tax Status. Except as could not reasonably have a Material Adverse Effect, the Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(aa) Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc) Ranking of Notes. Except as disclosed on Schedule 3(cc), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment,

whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(dd) Form S-3 Eligibility. The Company is eligible to register the Conversion Shares, the Warrant Shares and the Interest Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(ee) Lumera Shares.

(i) The Company is the beneficial and record owner of all of the Lumera Shares, free and clear of any Liens, and upon transfer in accordance with the applicable Transaction Documents, the Company will transfer to the Buyers good and marketable title to such Lumera Shares, free and clear of any Liens. Upon any such transfer in accordance with the applicable Transaction Documents to the Buyers of any Lumera Shares and upon registration in accordance with the Lumera RRA, the Lumera Shares shall be unrestricted and freely tradable on the Principal Market without any delivery or other requirements whatsoever and without the need to make any registration or other filing with the SEC if sold pursuant to the terms of the Lumera RRA.

(ii) The Company has no legal obligation, absolute or contingent, to any other Person to transfer or sell any of the Lumera Shares. There is no action, claim, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened by or against or affecting the Company or the Company’s ownership of the Lumera Shares before any court or governmental or regulatory authority or body, that could effect the ability of the Company to pledge and transfer to the Buyers any Lumera Shares. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against the Company with respect to the Lumera Shares.

(ff) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(gg) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases in the marketplace of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase in the marketplace any other securities of the Company.

(hh) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers in writing regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company, in the aggregate, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, currently requires public disclosure or announcement by the Company on or before the date hereof but which has not been so publicly announced or disclosed.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to be taken on or before the Closing Date in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Use of Proceeds. The Company will use the proceeds from the sale of the Notes and Warrants for working capital purposes and repayment of the 6% bridge note of the Company in the aggregate principal amount of $1,000,000 issued on March 7, 2005 and not for the (A) repayment of any other outstanding Indebtedness of the Company or (B) redemption or repurchase of any of its equity securities.

(d) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. For the purposes of this Section 4(d) only, the Company may send notice to the Investors by electronic mail to their respective electronic mail addresses as set forth in the Schedule of Buyers attached hereto. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Company RRA) upon each national securities exchange and automated quotation system, if any, upon which the Company Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Company Common Stocks’ authorization for listing on the Principal Market. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Company Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. Subject to Section 8 below, at the Closing, the Company shall pay an expense allowance to Iroquois Capital, L.P. (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) to cover expenses reasonably incurred by Iroquois Capital, L.P. (a Buyer) or any professionals engaged by Iroquios Capital, L.P. in relation to due diligence and investment documentation, in an amount not to exceed $40,000 (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement), which amount shall be withheld by such Buyer from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in each of the Registration Rights Agreements) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the

Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Note, the form of Warrant, each of the Registration Rights Agreements and Pledge and Security Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, unless required pursuant to a Transaction Document, no Buyer shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing. Unless required pursuant to a Transaction Document, the Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, or any of its officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, or any of its officers, directors, employees or agents. No Buyer shall have any liability to the Company, or any of its officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(i) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Company Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes other than (i) in connection with employee stock repurchases pursuant to an Approved Stock Plan (as defined in the Notes) existing as of the date hereof and (ii) cash payments in lieu of fractional shares of Company Common Stock issuable upon conversion or exercise of Convertible Securities or Options.

(j) Conduct of Business. The businesses of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(k) Additional Notes; Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Company Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Company Common Stock at a price which varies or may vary after issuance with the market price of the Company Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Company Common Stock into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Company Common Stock into which any Warrant is exercisable. For purposes of clarification, this does not prohibit the issuance of securities with customary “weighted average” or “full ratchet” anti-dilution adjustments which adjust a fixed conversion or exercise price of securities sold by the Company in the future. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Company Common Stock in excess of that number of shares of Company Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

(l) Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(m) Incurrence of Liens. So long as any Notes are outstanding, the Company shall not, directly or indirectly, allow or suffer to exist any Lien, other than Permitted Liens (as defined in the Notes), upon any property or assets (including accounts and contract rights) owned by the Company.

(n) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, 130% of the sum of the number of Interest Shares issuable pursuant to the terms of the Notes, shares of Company Common Stock issuable upon conversion of all of the Notes and shares of Company Common Stock issuable upon exercise of the Warrants.

(o) Additional Issuances of Securities.

(i) For purposes of this Section 4(o), the following definitions shall apply.

(A) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Company Common Stock.

(B) “Options” means any rights, warrants or options to subscribe for or purchase shares of Company Common Stock or Convertible Securities.

(C) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) Subject to clause (iii) and (iv) below, from the date hereof until the one year anniversary of the Closing Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Company Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4(o)(ii).

(A) The Company shall deliver to each Buyer a written notice (the “Pre-Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Pre-Offer”) of the securities being offered (the “Pre-Offered Securities”) in a Subsequent Placement, which Pre-Offer Notice shall (w) identify and describe the Pre-Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Pre-Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Pre-Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers a pro rata portion of 25% of the Pre-Offered Securities allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Pre-Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Pre-Basic Amount, any additional portion of the Pre-Offered Securities attributable to the Pre-Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Pre-Basic Amounts (the “Pre-Undersubscription Amount”).

(B) To accept a Pre-Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer’s receipt of the Pre-Offer Notice (the “Pre-Offer Period”), setting forth the portion of such Buyer’s Pre-Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Pre-Basic Amount, the Pre-Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Pre-Notice of Acceptance”). If the Pre-Basic Amounts subscribed for by all Buyers are less than the total of all of the Pre-Basic Amounts, then each Buyer who has set forth a Pre-Undersubscription Amount in its Pre-Notice of Acceptance shall be entitled to purchase, in addition to the Pre-Basic Amounts subscribed for, the Pre-Undersubscription Amount it has subscribed for; provided, however, that if the Pre-Undersubscription Amounts subscribed for exceed the difference between the total of all the Pre-Basic Amounts and the Pre-Basic Amounts subscribed for (the “Pre-Available Undersubscription Amount”), each Buyer who has subscribed for any Pre-Undersubscription Amount shall be entitled to purchase only that portion of the Pre-Available Undersubscription Amount as the Pre-Basic Amount of such Buyer bears to the total Pre-Basic Amounts of all Buyers that have subscribed for Pre-Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(C) The Company shall have ten (10) Business Days from the expiration of the Pre-Offer Period above to offer, issue, sell or exchange all or any part of such

Pre-Offered Securities as to which a Pre-Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Pre-Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Pre-Offer Notice.

(D) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(ii)(C) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Pre-Offered Securities specified in its Pre-Notice of Acceptance to an amount that shall be not less than the number or amount of the Pre-Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(ii)(B) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Pre-Offered Securities the Company actually proposes to issue, sell or exchange (including Pre-Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(ii)(C) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Pre-Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Pre-Offered Securities specified in its Pre-Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Pre-Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(ii)(A) above.

(E) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Pre-Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(ii)(C) above if the Buyers have so elected, upon the terms and conditions specified in the Pre-Offer. The purchase by the Buyers of any Pre-Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Pre-Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(F) Any Pre-Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(o)(ii)(C) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(iii) Subject to clause (iv) below, from the date hereof until the one year anniversary of the Closing Date, in lieu of complying with the provisions of Section 4(o)(ii) above, the Company may, at its option, effect a Subsequent Placement, provided that it shall comply with this Section 4(o)(iii).

(A) The Company shall deliver to each Buyer a written notice (the ”Post-Offer Notice”) of any completed issuance or sale or exchange (the ”Post-Offer”) of the securities that were offered (the “Post-Offered Securities”) in a Subsequent Placement no later than one Business Day before the public announcement of such Post-Offer, which Post-Offer Notice shall (w) identify and describe the Post-Offered Securities, (x) describe the price and other terms upon which they were issued, sold or exchanged, and the number or amount of the Post-Offered Securities that were issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Post-Offered Securities were offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers a pro rata portion of 33 1/3% of the Post-Offered Securities that were purchased by such other investors on the same terms and conditions as such third party sale, allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Post-Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Post-Basic Amount, any additional portion of the Post-Offered Securities attributable to the Post-Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Post-Basic Amounts (the “Post-Undersubscription Amount”).

(B) To accept a Post-Offer, in whole or in part, such Buyer must deliver a written notice to the Company (i) in the case of issuances by the Company of Company Common Stock pursuant to an effective shelf registration statement in transactions marketed by independent agents to a syndicated group of investors (commonly known as “registered direct offerings”), prior to the end of the fifth (5th) Business Day, and (ii) in all other cases, prior to the end of the tenth (10th) Business Day, after such Buyer’s receipt of the Offer Notice (the “Post-Offer Period”), setting forth the portion of such Buyer’s Post-Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Post-Basic Amount, the Post-Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Post-Notice of Acceptance”). If the Post-Basic Amounts subscribed for by all Buyers are less than the total of all of the Post-Basic Amounts, then each Buyer who has set forth a Post-Undersubscription Amount in its Post-Notice of Acceptance shall be entitled to purchase, in addition to the Post-Basic Amounts subscribed for, the Post-Undersubscription Amount it has subscribed for; provided, however, that if the Post-Undersubscription Amounts subscribed for exceed the difference between the total of all the Post-Basic Amounts and the Post-Basic Amounts subscribed for (the “Post-Available Undersubscription Amount”), each Buyer who has subscribed for any Post-Undersubscription Amount shall be entitled to purchase only that portion of the Post-Available Undersubscription Amount as the Post-Basic Amount of such Buyer bears to the total Post-Basic Amounts of all Buyers that have subscribed for Post-Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(C) The Company shall have no right to offer, issue, sell or exchange all or any part of such Post-Offered Securities as to which a Post-Notice of Acceptance has not been given by the Buyers.

(D) The purchase by the Buyers of any Post-Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement and other agreements relating to such Post-Offered Securities which contain substantially the same price and other terms upon which such securities were issued, sold or exchanged to other investors.

(E) Any Post-Offered Securities not acquired by the Buyers above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(iv) The restrictions contained in subsection (ii) and (iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes).

(p) Transfer of Lumera Shares. Upon transfer of any Lumera Shares to a Buyer pursuant to the terms of the Transaction Documents, including, without limitation, pursuant to an exchange under Section 4 of the Notes or an Event of Default (as defined in the Notes), the Company shall take all actions necessary to transfer to Buyer, in accordance with the applicable terms of the Transaction Documents, the Lumera Shares free and clear of all Liens or restrictions such that after such transfer and the registration of the Lumera Shares pursuant to the Lumera RRA, the Lumera Shares will be unrestricted and freely tradable by the Buyer to the extent sold pursuant to the Lumera RRA. In connection with the foregoing, the Company shall (i) cause Ropes & Gray LLP or other counsel reasonably acceptable to holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding to deliver to the transfer agent of Lumera any necessary legal opinion, and (ii) use reasonable best efforts to take any other actions reasonably requested by any Buyer in connection with any such transfer.

(q) Cash Collateral Account. Upon the occurrence of any Dilutive Issuance (as defined in the Notes) after the Effective Date (as defined in each of the Registration Rights Agreements), the Company shall, at the option of the Company and in lieu of adjusting the Conversion Price pursuant to Section 8 of the Notes, establish with a bank (the “Cash Collateral Bank”) acceptable to the Iroquois Capital, L.P., as collateral agent (the “Collateral Agent”) a deposit account (together with all monies on deposit in such deposit account and all certificates and instruments, if any, representing or evidencing such deposit account, the “Cash Collateral Account”) to which Designated Proceeds shall be deposited to secure the Company’s obligations to pay interest on and principal of the Notes, and shall cause the Cash Collateral Bank to enter into an Account Control Agreement with the Collateral Agent, in a form reasonably acceptable to the Collateral Agent, (as amended from time to time, the “Account Control Agreement”). The Cash Collateral Account shall at all times be under the dominion and control of the Collateral Agent. The Company shall deliver to the Collateral Agent (for the benefit of the Buyers) any opinion that the Collateral Agent may reasonably request in connection with the Account Control Agreement, including an opinion that the Buyers have a first priority perfected security interest in the Collateral Account. The Company shall deposit in the Cash Collateral Account all Designated Proceeds for any subsequent Dilutive Issuances for which it elects to provide such proceeds as additional security in lieu of an adjustment to the Conversion Price pursuant to Section 8 of the Notes; provided, however, that the Company shall not have the right to make such election if the aggregate Cash Collateral would exceed $5,000,000. For purpose of this Section 4(q), “Designated Proceeds” shall mean, for any Dilutive Issuance occurring after the Effective Date, an amount equal to fifty percent (50%) of the net proceeds received by the Company in connection with such Dilutive Issuance.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes or Warrants), a register for the Notes and the Warrants, in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued

(including the name and address of each transferee), the principal amount of the Notes held by such Person and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available during business hours for inspection by any Buyer or its legal representatives upon prior written notice.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares, if any, and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit F attached hereto (the “Irrevocable Transfer Agent Instruction”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares, Interest Shares, Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer shall have delivered to the Company the Purchase Price for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed and delivered to such Buyer (A) each of the Transaction Documents and (B) the Notes (in such principal amounts as such Buyer shall have requested prior to the Closing) and the related Warrants (in such amounts as such Buyer shall have requested prior to the Closing) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) Such Buyer shall have received the opinion of Ropes & Gray LLP, the Company’s counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit H attached hereto.

(c) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of the State of Delaware as of a date within 10 days of the Closing Date.

(d) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State of Washington as of a date within 10 days of the Closing Date.

(e) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.

(f) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instruction, in the form of Exhibit F attached hereto and a copy of the Lumera Transfer Agent Instruction, in the form of Exhibit G attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent and Lumera’s transfer agent, respectively.

(g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors or a committee thereof in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit I.

(h) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing in the form attached hereto as Exhibit J.

(i) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes and the Warrants.

(j) The Company shall have delivered to such Buyer, a stock certificate representing such number of Lumera Shares as set forth on the Schedule of Buyers on column (6) thereto, together with duly executed blank stock powers.

(k) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Company Common Stock outstanding as of a date within ten days of the Closing Date.

(l) The Company Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(m) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer on or before ten (10) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(f) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Notes representing at least a majority of the aggregate principal amount of the Notes, or, if prior to the Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the aggregate principal amount of the Notes, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Microvision, Inc.

19910 North Creek Parkway

Bothell, Washington 98011

Telephone:  (425) 415-6847

Facsimile:    (425) 415-6795

Attention:    Thomas M. Walker, Esq.

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Telephone:  (617) 951-7000

Facsimile:    (617) 951-7050

Attention:    Joel F. Freedman, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company

Operations Center

6201 15th Avenue

Brooklyn, New York 11219

Telephone:  (718) 921-8145

Facsimile:    (718) 921-8116

Attention:    Office of General Counsel

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:  (212) 756-2000

Facsimile:    (212) 593-5955

Attention:    Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent (not to be unreasonably withheld) of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder in connection with transfer of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, that such Buyer shall give prompt written notice to the Company after such assignment.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each

Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(h), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of each of the Registration Rights Agreements.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MICROVISION, INC.

By:	/s/ Richard F. Rutkowski
	Name:	Richard F. Rutkowski
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

IROQUOIS CAPITAL, L.P.

By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Partner

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

SMITHFIELD FIDUCIARY LLC

By:	/s/ Adam J. Chill
	Name:	Adam J. Chill
	Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

OMICRON MASTER TRUST
By: Omicron Capital L.P., as advisor By: Omicron Capital Inc., its general partner

By:	/s/ Bruce Bernstein
	Name:	Bruce Bernstein
	Title:	Managing Partner

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

CRANSHIRE CAPITAL L.P.

By:	/s/ Mitchell Kopin
	Name:	Mitchell Kopin
	Title:	The General Partner

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Aggregate Number of Warrants	Aggregate Number of Lumera Shares Pledged	Legal Representative’s Address and Facsimile Number
Iroquois Capital, L.P.	Iroquois Capital, L.P. 641 Lexington Ave. 26th Floor New York, New York 10022 Facsimile: (212) 207-3452 Telephone: (212) 974-3070 E-mail: jsilverman@icfund.com Attention: Joshua Silverman Residence: Delaware	$2,000,000	92,466	350,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer N. Klein Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Smithfield Fiduciary LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attention: Ari J. Storch Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 E-mail: ari.storch@hcmny.com adam.chill@hcmny.com Residence: Cayman Islands	$3,000,000	138,699	525,000

Omicron Master Trust	c/o Omicron Capital L.P. 153 E. 53rd Street 48th Floor New York, New York 10022 Attention: Bruce Bernstein Facsimile: (212) 508-7028 Telephone: (212) 508-7027 E-mail: bb@omicroncapital.com Residence: Bermuda	$3,000,000	138,699	525,000

Cranshire Capital L.P.	c/o Downsview Capital, Inc. The General Partner 666 Dundee Road, Suite 1901 Northbrook, IL 60062 Attention: Mitchell D. Kopin Facsimile: (847) 562-9031 Telephone: (847) 562-9030 E-mail: mkopin@cranshirecapital.com Residence: Illinois	$2,000,000	92,466	350,000

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Pledge and Security Agreement
Exhibit C	Form of Warrants
Exhibit D	Form of Company Registration Rights Agreement
Exhibit E	Form of Lumera Registration Rights Agreement
Exhibit F	Form of Company Irrevocable Transfer Agent Instructions
Exhibit G	Form of Lumera Irrevocable Transfer Agent Instructions
Exhibit H	Form of Company Counsel Opinion
Exhibit I	Form of Secretary’s Certificate
Exhibit J	Form of Chief Executive Officer’s Certificate

SCHEDULES

Schedule 3(e)	Consents
Schedule 3(p)	Transaction with Affiliates
Schedule 3(q)	Capitalization
Schedule 3(r)	Indebtedness and Other Contracts
Schedule 3(s)	Litigation
Schedule 3(w)	Intellectual Property
Schedule 3(cc)	Ranking of Notes